EXHIBIT 21

SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION

PLACE OF INCORPORATION AND PERCENTAGE OWNED

Subsidiary	Place of Incorporation	Percentage Owned

CONSOLIDATED CONVERTING CO.
Whittier, California	California	100%

CUBIC APPLICATIONS, INC.
Lacey, Washington	California	100%

CUBIC COMMUNICATIONS, INC.
San Diego, California	California	100%

CUBIC DATA SYSTEMS, INC.
San Diego, California	California	90%

CUBIC DE MEXICO
Tijuana, Mexico	Mexico	100%

CUBIC DEFENSE APPLICATIONS, INC.
San Diego, California	California	100%

CUBIC FOREIGN SALES, INC.	St. Thomas
San Diego, California	US Virgin Islands	100%

CUBIC HOLDINGS LTD.
Aukland, New Zealand	New Zealand	100%

CUBIC LAND, INC.
San Diego, California	California	100%

CUBIC MICROCHIP DEVELOPMENT CORPORATION
San Diego, California	California	100%

CUBIC SIMULATION SYSTEMS, INC.
Orlando, Florida	Delaware	100%

CUBIC TRANSPORTATION SYSTEMS, INC.
San Diego, California	California	100%

Subsidiary	Place of Incorporation	Percentage Owned

CUBIC TRANSPORTATION SYSTEMS LIMITED
London, England	England	100	% *
*(100% owned subsidiary of Cubic (UK) Limited)

CUBIC TRANSPORTATION SYSTEMS (AUSTRALIA) PTY LIMITED
New South Wales, Australia	Australia	100	% *
* (50% owned subsidiary of Cubic Corporation and
50% owned subsidiary of Cubic Transportation Systems, Inc.)

CUBIC (UK) LIMITED
London, England	England	100%

CUBIC WORLDWIDE TECHNICAL SERVICES, INC.
San Diego, California	Delaware	100%

OSCMAR INTERNATIONAL LIMITED
Auckland, New Zealand	New Zealand	100	% *
*(100% owned subsidiary of Cubic Holdings Ltd.)

TRAF-PARK
Montreal, Quebec, Canada	Canada	100%